February 25, 2013


Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by One 1
American
Depositary Receipts
representing one 1
Ordinary Share of
Lupus Capital plc Form F6
File No. 333151498


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we attach
a copy of the new prospectus
Prospectus reflecting the change in
par value for Rexam plc.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised name of
Tyman plc.

The Prospectus has been revised to
reflect the new name, and
certificates have been overstamped
with

Effective February 22, 2013 the
Companys name changed to
Tyman plc.

Please contact me with any
questions or comments at
1.44207.964.6097.



Lance Miller
BNY Mellon  ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance









101 Barclay Street, 22nd Floor West, New
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